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                                                               EXHIBIT 23(c)

                   CONSENT OF INDEPENDENT MINING ENGINEER


     I hereby consent to the use in the Registration Statement Form S-4 of Alaska Apollo Resources Inc. (File No. 0-12185) of my Apollo Project Preliminary Economic Analysis dated March 30, 1995 relating to the gold and silver reserves at March 30, 1995 of Alaska Apollo Gold Mines Ltd., a former wholly-owned subsidiary of Alaska Apollo Resources Inc., which was merged into Daugherty Petroleum, Inc., a wholly-owned subsidiary of Alaska Apollo Resources Inc., on December 31, 1993. I also consent to all references to me in such Form S-4, including references to me as an expert.


                                        /s/ Edward O. Strandberg, Jr.
                                        -------------------------------------
                                        EDWARD O. STRANDBERG, JR., P.E.

Fairbanks, Alaska
May 31, 1996